Exhibit 5.2
[SPRINT NEXTEL LETTERHEAD]
March 23, 2006
Sprint Nextel Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191
Re:          Registration Statement on Form S-3 filed by Sprint Nextel Corporation
Ladies and Gentlemen:
     I am counsel to Sprint Nextel Corporation, a Kansas corporation (the “Company”), and have advised the Company in connection with the proposed issuance of the Company’s guarantees (the “Guarantees”) of (i) the 12% Senior Discount Notes due 2009 (the “12% Notes”), 11% Senior Notes due 2010 (the “11% Notes”) and 8 1/2% Senior Notes due 2012 (the “8 1/2% Notes,” and collectively with the 12% Notes and 11% Notes, the “Alamosa Notes”) of Alamosa (Delaware), Inc., a Delaware corporation (“Alamosa”) and subsidiary of the Company, and (ii) the First Priority Senior Secured Floating Rate Notes due 2011 (the “First Priority Notes”) and 9 3/8% Senior Subordinated Notes due 2009 (the “Second Priority Notes,” and together with the First Priority Notes, the “AirGate Notes”) of AirGate PCS, Inc. (“AirGate”), a Delaware Corporation and subsidiary of the Company, to be registered pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).
     The Alamosa Notes were issued pursuant to the following Indentures:

Sprint Nextel Corporation

•	with respect to the 12% Notes, the Indenture, dated as of November 10, 2003, among Alamosa, the subsidiary guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee (the “Alamosa Trustee”);

•	with respect to the 11% Notes, the Indenture, dated as of November 10, 2003, among Alamosa, the subsidiary guarantors party thereto and the Alamosa Trustee; and

•	with respect to the 8 1/2% Notes, the Indenture, dated as of January 20, 2004, among Alamosa, the subsidiary guarantors party thereto and the Alamosa Trustee.
     The AirGate Notes were issued pursuant to the following indentures:
•	with respect to the First Priority Notes, the Indenture, dated as of October 25, 2004, by and among AirGate, its subsidiaries party thereto and The Bank of New York Trust Company, N.A., as trustee (the “AirGate First Priority Trustee”), as amended by the First Supplemental Indenture, dated as of January 25, 2005, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the AirGate First Priority Trustee, and as further amended by the Second Supplemental Indenture, dated as of February 15, 2005, by and among Merger Sub, AirGate, AGW Leasing Company, Inc., AirGate Network Services LLC, AirGate Service Company, Inc. and the AirGate First Priority Trustee; and

•	with respect to the Second Priority Notes, the Indenture, dated as of February 20, 2004, by and among AirGate, its subsidiaries party thereto and The Bank of New York, as trustee (the “AirGate Second Priority Trustee”), as amended by the First Supplemental Indenture, dated January 25, 2005, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service

Sprint Nextel Corporation

Company, Inc. and the AirGate Second Priority Trustee, and as further amended by the Second Supplemental Indenture, dated as of February 15, 2005, by and among Merger Sub, AirGate, AGW Leasing Company, Inc., AirGate Network Services LLC, AirGate Service Company, Inc. and the AirGate Second Priority Trustee.
     In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary. Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, I am of the opinion that:
1.	The Company is a corporation validly existing and in good standing under the laws of the State of Kansas and has the corporate power and authority to enter into and to incur and perform its obligations under the Guarantees; and

2.	The execution and delivery by the Company of the Guarantees and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action.
     My examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly my opinion is hereby limited to, the laws of the State of Kansas. I express no opinion with respect to the law of any other jurisdiction.
     I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Michael T. Hyde
      Michael T. Hyde